Exhibit 10.27

COMPREHENSIVE TERMINATION AGREEMENT

This Comprehensive Termination Agreement (the "Agreement") is made as of this 24th day of October, 2022 (the "Effective Date") by and between Kissei Pharmaceutical Co., Ltd., a corporation duly organized and existing under the laws of Japan and having its registered office at 19-48, Yoshino, Matsumoto-City, Nagano-Prefecture 399-8710, Japan ("Kissei") and MediciNova, Inc., a corporation duly organized and existing under the laws of the State of Delaware, United States and having its registered office at 4350 La Jolla Village Dr., Ste. 950, San Diego, California 92122, USA ("MediciNova"). Each of Kissei and MediciNova is referred to herein as a "Party" and collectively, as the "Parties."

1.
Termination.
(a)
The Parties herby agree to forthwith terminate the Exclusive License Agreement (the "License Agreement"), dated as of February 25, 2004, by and between the Parties, subject to the provisions of Section 17.02 (Effects of Termination) thereof.
(b)
The Parties hereby agree to forthwith terminate the Supply Compound Agreement for Investigational Use of KUR-1246, dated as of December 7, 2004, entered into by and between the Parties pursuant to Section 9.01(a) of the License Agreement, and confirm that each Party shall have no outstanding obligation to the other Party thereunder. The Parties shall have no obligation to enter into a commercial supply agreement between the Parties pursuant to Section 9.01(b) of the License Agreement.
(c)
The Parties herby confirm that the Agreement Concerning Performance of Study for Development Possibility (the "Study Performance Agreement"), dated as of October 13, 2011, entered into between the Parties shall terminate forthwith pursuant to Section 8.2(b) thereof, subject to the provisions of Section 8.3 thereof.
(d)
Except as otherwise particularly set forth in this Agreement, any and all obligations of the Parties under the License Agreement and the Study Performance Agreement shall lapse except for those accrued prior to and not having been discharged at the time of the termination.
2.
Return of US$1,250,000. The Parties hereby acknowledge and confirm that MediciNova has already returned to Kissei, on October 26, 2021, the sum of US$1,250,000 that it received from Kissei pursuant to Sections 3.2(a) and 2.1(a) of the Study Performance Agreement in relation to the Phase 1 QTc Study that has not been performed by MediciNova.

DOCPROPERTY"SWDocID" GDSVF&H\8723259.1

3.
Active Pharmaceutical Ingredient already Manufactured by Kissei.
(a)
MediciNova shall purchase from Kissei 7.15kg of the Active Pharmaceutical Ingredient (the "API") having already been manufactured by Kissei pursuant to Section 9.01(b) of the License Agreement for JPY16,000,000 per kilogram (JPY114,400,000 in the aggregate) within 60 days of the Effective Date.
(b)
Kissei shall, as of the Effective Date, transfer and assign the Drug Master File (as referred to in Section 9.01(a) of the License Agreement) and any other associated information (collectively, the "DMF") in its possession as of the Effective Date, delivery of which shall be made within 60 days thereof at the expense of MediciNova, provided that the DMF shall be transferred and assigned only for the reasonable satisfaction of MediciNova for the general purpose of its pharmaceutical development practice. The transfer and assignment of the DMF shall become null and void retroactively if MediciNova provides Kissei with a written notice, within 7 days of its receipt of the delivery, that the DMF is not reasonably satisfactory to it for the said purpose. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, MEDICINOVA UNDERSTANDS AND ACKNOWLEDGES THAT ANY AND ALL OF THE API IS BEING PROVIDED "AS IS" AND THAT KISSEI IS NOT MAKING ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AS TO, INCLUDING WITHOUT LIMITATION, THE QUALITY, COMPLETENESS OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, the Parties, each by their duly authorized officers, have executed this Agreement as of the Effective Date.

Kissei Pharmaceutical Co., Ltd. MediciNova, Inc.

By:	/s/ Mutsuo Kanzawa	By:	/s/ Yuichi Iwaki
	Mutsuo Kanzawa		Yuichi Iwaki
	Chief Executive Officer		President and CEO

DOCPROPERTY"SWDocID" GDSVF&H\8723259.1